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Exhibit 23.1

        CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-66962 and No. 333-87144) of HPL Technologies, Inc. of our report dated April 12, 2002 relating to the financial statements of Defect & Yield Management, Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of HPL Technologies, Inc. dated April 22, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2002

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  Exhibit 23.1